UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2016

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2016, the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) appointed Mr. Vyomesh Joshi as the Company’s President and Chief Executive Officer, effective immediately.

Prior to joining the Company, Mr. Joshi, age 62, worked at Hewlett-Packard Company from 1980 until his retirement on March 21, 2012. At the time of his retirement, Mr. Joshi was serving as the Executive Vice President of Hewlett Packard Imaging and Printing Group and on Hewlett-Packard Company’s executive council. Mr. Joshi currently serves on the Board of Directors of Wipro Ltd. and Harris Corporation and served on the Board of Directors at Yahoo! Inc. from 2005 to 2012.

In connection with the appointment of Mr. Joshi, the Company entered into an employment agreement with him (the “Employment Agreement”) pursuant to which he will serve as the Company’s President and Chief Executive Officer. Under the terms of the Employment Agreement, which the Compensation Committee of the Board recommended and the Board approved, Mr. Joshi will receive the following compensation:

•	a base salary of $925,000 per annum, which will be pro-rated for 2016;

•	a bonus objective equal to 100% of Mr. Joshi’s base salary, which will be pro-rated for 2016;

•	a restricted stock award for 150,000 shares of the Company’s common stock (“Common Stock”), pursuant to the 2015 Incentive Plan of the Company (the “Plan”), that vest in equal installments on each of the first, second and third anniversaries of the date of the Employment Agreement, subject to Mr. Joshi’s continued employment;

•	the option to purchase 250,000 shares of Common Stock, pursuant to the Plan, at an exercise price equal to the closing price of Common Stock on the date of the Employment Agreement and exercisable on the later of the date that is six months after the date of grant and the date that the closing price of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $30;

•	a restricted stock award for 50,000 shares of Common Stock, pursuant to the Plan, that immediately vest on the date that the closing price of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $30;

•	the option to purchase 250,000 shares of Common Stock, pursuant to the Plan, at an exercise price equal to the closing price of Common Stock on the date of the Employment Agreement and exercisable on the later of the date that is six months after the date of grant and the date that the closing price of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $40; and

•	a restricted stock award for 25,000 shares of Common Stock, pursuant to the Plan, that immediately vest on the date that the closing price of Common Stock on each of the trading days during the immediately prior ninety consecutive calendar days is at least $40.

The Employment Agreement has an initial two-year term that automatically renews for additional 12-month terms, unless terminated by either party.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the appointment of Mr. Joshi as President and Chief Executive Officer of the Company, Mr. Andrew M. Johnson, who had been serving as Interim President and Interim Chief Executive Officer, Chief Legal Officer and Secretary of the Company, resumed his position as the Executive Vice President, Chief Legal Officer and Secretary of the Company.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2016, the Company issued a press release announcing Mr. Joshi’s appointment as President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated April 1, 2016, between 3D Systems Corporation and Mr. Vyomesh Joshi

99.1	Press Release dated April 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: April 4, 2016
/s/ ANDREW M. JOHNSON
(Signature)
	Name:	Andrew M. Johnson
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated April 1, 2016, between 3D Systems Corporation and Mr. Vyomesh Joshi

99.1	Press Release dated April 4, 2016